Exhibit 4.44

Execution Version

ADDITIONAL SECURED PARTY JOINDER

EchoStar XXIV L.L.C.

9601 South Meridian Boulevard

Englewood, Colorado 80112

February 13, 2026

The undersigned (the “Authorized Representative”) wishes to become an “Additional Secured Party” (the “New Secured Party”) under the Security Agreement dated as of June 8, 2011 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned thereto in the Security Agreement)) among EH Holding Corporation (currently known as Hughes Satellite Systems Corporation), the guarantors from time to time party thereto and U.S. Bank National Association, as successor Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) represents that it has been authorized to become a party to the Security Agreement and the other Security Documents in connection with the entry under that certain Financing Agreement dated as of February 13, 2026 among Hughes Satellite Systems Corporation, the guarantors party thereto and EchoStar XXIV L.L.C. (the “New Secured Obligation”);

(ii) acknowledges that it has received a copy of the Security Agreement and the Indenture;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement applicable to it and agrees to serve as Authorized Representative with respect to the New Secured Obligation and agrees to be bound by the terms thereof applicable to holders of Additional Secured Obligations, with all the rights and obligations of an Additional Secured Party thereunder and bound by all the provisions thereof as fully as if it had been an Additional Secured Party on the effective date of the Security Agreement.

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Party Joinder, accepts the appointment set forth in clause (iii) above.

The name and address of the representative for purposes of Section 11.6 of the Security Agreement are as follows:

EchoStar XXIV L.L.C.

9601 South Meridian Boulevard

Englewood, Colorado 80112

THIS ADDITIONAL SECURED PARTY JOINDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Joinder to be duly executed by its authorized officer as of the date first set forth above.

ECHOSTAR XXIV L.L.C.

By:
Name: Dean Manson
Title: EVP, GC and Secretary

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

HUGHES SATELLITE SYSTEMS CORPORATION

By:
Name: Paul W. Orban
Title: Principal Financial Officer